Exhibit 99.1

PRESS RELEASE

Flex Announces Revathi Advaithi as CEO

Electrical industry leader and former Eaton executive joins $25 billion global manufacturer

SAN JOSE, Calif., February 11, 2019 – Flex (NASDAQ: FLEX), the Sketch-to-Scale® solutions provider that designs and builds intelligent products globally, today announced that Revathi Advaithi, 51, has been named Chief Executive Officer and appointed to the Board of Directors at Flex.

“This is a time of tremendous opportunity in manufacturing, as trends such as regionalization, artificial intelligence, 5G and advanced manufacturing all combine to improve the way we live and work,” said Ms. Advaithi. “With locations in 30 countries and expertise in a dozen industry verticals, Flex has the necessary breadth and depth to help companies develop and launch innovative products at global scale and intelligently manage a shifting business landscape. I look forward to building upon Flex’s 50-year history and strength in manufacturing.”

“The Board conducted an extensive and thorough search, considering both internal and external candidates,” said Michael Capellas, chairman of the Board of Directors for Flex. “Revathi’s depth and breadth of capabilities from engineering to manufacturing to advanced supply chain management coupled with her exceptional leadership and proven track record make her the ideal choice to lead Flex. We are confident that she will lead Flex to realize its full potential.”

Prior to Flex, Ms. Advaithi was president and chief operating officer for the Electrical Sector business for Eaton, a power management company with over $20 billion in sales, 102,000 employees and a market capitalization in excess of $33 billion. She also had corporate responsibility for the Europe, Middle East and Africa region. Ms. Advaithi managed the largest of Eaton’s businesses, consistently delivering high margins, while reducing earnings volatility. She secured more than $13 billion in sales in 2018, with an array of electrical solutions built on the strengths of full-scale engineering and support services.

Ms. Advaithi began her career as a mechanical engineer in her native India, then moved to the US where she started her Eaton career on the factory floor as a plant supervisor in Shawnee, Oklahoma. Over the years, she expanded her engineering role to international markets, adding operational management and supply chain expertise. Ms. Advaithi brings to Flex her deep and highly relevant experience across engineering, operations, supply chain, material procurement, distribution, logistics and international management.

Ms. Advaithi has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India and an MBA in International Business from the Thunderbird School of Global Management in Glendale, Arizona. She currently serves as a non-executive director on the BAE Systems board. She also serves on both the executive committee and board of governors of the National Electrical Manufacturers Association, and on the board of the Women’s Center & Shelter of Greater Pittsburgh. She is a strong advocate for STEM education for girls, women’s issues and diversity in the workplace.

About Flex Ltd.

Flex is the Sketch-to-Scale® solutions provider that designs and builds intelligent products globally. With approximately 200,000 professionals across 30 countries, Flex provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes across industries and markets. For more information, visit flex.com or follow us on Twitter @Flexintl.  Flex – Live SmarterTM

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Investors & Analysts

Kevin Kessel, CFA

408-576-7985

kevin.kessel@flex.com

Media & Press

Brian Kemp

(408) 577-2336

brian.kemp@flex.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws. The words “expects,” “anticipates,” “believes,” “intends,” “plans” and similar expressions identify forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the risks inherent in any CEO succession, including the time required to fully integrate Ms. Advaithi into the company’s operations, and the risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.